                                                                    Exhibit 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statement of Interlogix, Inc. (f/k/a ITI Technologies, Inc.) on Form S-8 of our reports dated March 17, 2000 and March 23, 1999 relating to the financial statements and financial statement schedules, which appear in the Company's Annual Reports on Form 10-K for the years ended December 31, 1999 and December 31, 1998, respectively.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
May 11, 2000